Exhibit 10.21

GUARANTY

GUARANTY, dated as of October 31, 2005 (the “Guaranty”), made by TABERNA REALTY FINANCE TRUST (the “Guarantor”) in favor of CITIGROUP GLOBAL MARKETS REALTY CORP. (the “Buyer”), party to the Master Repurchase Repurchase Agreement referred to below.

RECITALS

WHEREAS, pursuant to the Master Repurchase Agreement dated as of October 31, 2005, as amended (the “Repurchase Agreement”) between Taberna Realty Holdings Trust (the “Seller”) and the Buyer, the Buyer has agreed to enter into Transactions with the Seller upon the terms and subject to the conditions set forth therein; and

WHEREAS, it is a condition precedent to the obligation of the Buyer to enter into any such Transaction with the Seller under the Repurchase Agreement that the Guarantor shall have executed and delivered this Guaranty to the Buyer.

NOW, THEREFORE, in consideration of the premises and to induce the Buyer to enter into the Repurchase Agreement and to induce the Buyer to enter into the Transactions with the Seller under the Repurchase Agreement, the Guarantor hereby agrees with the Buyer as follows:

1. Defined Terms.

(a) Unless otherwise defined herein, capitalized terms defined in the Repurchase Agreement and used herein shall have the meanings given to them in the Repurchase Agreement. The following additional terms shall have the following meanings:

“Change of Control” means, with respect to the Guarantor, the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of outstanding shares of voting stock of the Guarantor at any time if after giving effect to such acquisition (i) such Person or Persons owns twenty percent (20%) or more of such outstanding voting stock or (ii) the owners of the Guarantor as of the Effective Date do not own more than fifty percent (50%) of such outstanding voting stock.

“Material Adverse Effect” shall mean a material adverse effect on (a) the ability of the Guarantor to perform in all material respects its obligations under this Guaranty, including, but not limited to, a material adverse effect on the property, business, operations, or financial condition of the Guarantor, (b) the validity or enforceability in all material respects of this Guaranty, (c) the rights and remedies of the Buyer under this Guaranty, or (d) the timely payment of the Obligations or all other amounts payable in connection therewith. Each of (a), (b) and (c) in the foregoing sentence shall be determined by Buyer in its sole reasonable discretion.

“Obligations” shall mean the joint and several obligations and liabilities of the Seller to the Buyer, including, without limitation, the obligations whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with the Repurchase Agreement, the Program Documents and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, all Claims (as defined in Section 101 of the Bankruptcy Code) of the Buyer against the Seller, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Buyer that are required to be paid by the Seller pursuant to the terms of the Repurchase Agreement) or otherwise.

(b) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and section and paragraph references are to this Guaranty unless otherwise specified.

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Guaranty.

(a) The Guarantor hereby, unconditionally and irrevocably, guarantees to the Buyer and its successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Seller when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b) The Guarantor further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Buyer in enforcing any rights with respect to, or collecting any or all of the Obligations and/or enforcing any rights with respect to or collecting against, the Guarantor under this Guaranty. Subject to the provisions of Section 9 hereof, this Guaranty shall remain in full force and effect until the Obligations are paid in full notwithstanding that from time to time prior thereto the Seller may be free from any Obligations.

(c) Except for payments required to be made by the Guarantor hereunder, no other payments shall affect the Guarantor’s liability under this Guaranty. No payment or payments made by the Seller, the Guarantor, any other guarantor or any other Person or received or collected by the Buyer from the Seller, the Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder.

(d) The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Buyer on account of its liability hereunder, it will notify the Buyer in writing that such payment is made under this Guaranty for such purpose.

3. Representations, Warranties and Covenants of Guarantor.

(a) The Guarantor hereby represents and warrants (i) that it is duly organized and validly existing in good standing under the laws of the jurisdiction under which it is organized and is duly qualified to do business and is in good standing in every other jurisdiction as to which the nature of the business conducted by it makes such qualification necessary, except where the failure to obtain such qualification would not cause a Material Adverse Effect, (ii) that it has all requisite corporate power, authority and legal right to execute, deliver and perform its obligations under this Guaranty, (iii) that the execution, delivery and performance of this Guaranty by it have been duly authorized by all necessary corporate action, are not in contravention of law, and will not conflict with or result in a breach of the terms of its articles of incorporation, by-laws, or any agreement, instrument, indenture or other undertaking to which it is a party or by which it is bound, (iv) that all filings and registrations with, authorizations, approvals and consents of any Governmental Authority or any other Person necessary for the execution, delivery and performance of this Guaranty and for the validity and enforceability thereof, have been made or obtained and are in full force and effect, (v) that this Guaranty has been duly and validly executed and delivered by the Guarantor and is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor, in accordance with its terms, (vi) that no legal proceedings are pending, or threatened, before any court or governmental agency which would adversely affect its financial condition, operations or any licenses or its ability to perform under this Guaranty, (vii) that the execution, delivery and performance of this Guaranty will not violate any Requirement of Law or Contractual Obligation of the Guarantor or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation, (viii) that the Guarantor has received and reviewed copies of the Program Documents, (ix) that no Default or Event of Default has occurred and is continuing under this Guaranty, and (ix) that the Guarantor has a financial interest in the Seller and the Guarantor has determined that it will benefit from the execution of the Program Documents.

(b) The Guarantor covenants and agrees with the Buyer that until payment in full of the Obligations:

(i) the Guarantor shall preserve and maintain all of its material rights, privileges, licenses and franchises and comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;

(ii) the Guarantor shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that the Guarantor may merge or consolidate with any Subsidiary of the Guarantor or any other Person if the Guarantor is the surviving corporation; and provided further, that if after giving effect thereto, no Default would exist hereunder;

(iii) the Guarantor will promptly, and in any event within seven (7) days after service of process on any of the following, give to the Buyer notice of all legal or arbitrable proceedings affecting the Guarantor or any of its Subsidiaries that questions or challenges the validity or enforceability of this Guaranty or as to which there is a reasonable likelihood of adverse determination which would result in a Material Adverse Effect;

(iv) the Guarantor shall not convey, sell, lease, assign, transfer or otherwise dispose of (collectively, “Transfer”) all or substantially all of its Property, business or assets (including, without limitation, receivables and leasehold interests) whether now owned or hereafter acquired, except in connection with a transaction in which loans that are subject to a facility provided by Buyer are securitized; provided that all of the proceeds of such securitization transaction are used to pay the outstanding obligations of Seller under the Repurchase Agreement;

(v) The Tangible Net Worth of the Guarantor and its consolidated Subsidiaries shall not be less than $300,000,000 at all times. In addition, the Tangible Net Worth of the Guarantor and its consolidated Subsidiaries shall not decline by more than 15% of the its Tangible Net Worth during any calendar quarter, and shall not decline by more than 30% during any trailing twelve consecutive month period;

(vi) The ratio of the Total Indebtedness of Guarantor and its consolidated Subsidiaries to Shareholders’ Equity shall not at any time be greater than 15:1;

(vii) The Guarantor shall maintain its status as a REIT as of the end of each calendar quarter; and

(viii) The Guarantor shall deliver to the Buyer, as soon as available and in any event within forty-five (45) Business Days after the end of each quarter of each calendar quarter, a certificate in the form of attached as Exhibit A to the Repurchase Agreement.

4. Right of Set-off. The Guarantor hereby irrevocably authorizes the Buyer and each of its affiliates at any time and from time to time without notice to the Guarantor, any such notice being expressly waived by the Guarantor, to set-off and appropriate and apply any and all property and deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Buyer or any of its affiliates to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Buyer or any of its affiliates may elect, against and on account of the Obligations and liabilities of the Guarantor to the Buyer hereunder and claims of every nature and description of the Buyer or any of its affiliates against the Guarantor, in any currency, whether arising hereunder, under the Repurchase Agreement as the Buyer may elect, whether or not the Buyer has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Buyer shall notify the Guarantor promptly of any such set-off and the application made by the Buyer, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Buyer under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Buyer may have.

5. No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Buyer, the Guarantor shall not be entitled to be subrogated to any of the rights of the Buyer against the Seller or any other guarantor or any collateral security or guarantee or right of offset held by the Buyer or any of its affiliates for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Seller or any other guarantor in respect of payments made by the Guarantor hereunder, until all amounts owing to the Buyer by the Seller on account of the Obligations are paid in full and the Repurchase Agreement is terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Buyer, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Buyer in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Buyer, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Buyer may determine.

6. Amendments, Etc. with Respect to the Obligations. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Buyer may be rescinded by the Buyer and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Buyer, and the Repurchase Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Buyer may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Buyer for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Buyer shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this

Guaranty or any property subject thereto. When making any demand hereunder against the Guarantor, the Buyer may, but shall be under no obligation to, make a similar demand on the Seller or any other guarantor, and any failure by the Buyer to make any such demand or to collect any payments from the Seller or any such other guarantor or any release of the Seller or such other guarantor shall not relieve the Guarantor of its Obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Buyer against the Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings. The Buyer may release any Purchased Items purchased by it in its sole discretion. The Guarantor hereby further consents to any renewal or modification of any Obligation or any extension of the time within which such is to be performed and to any other indulgences, whether before or after the date of this Guaranty, and waives notice with respect thereto.

7. Waiver of Rights. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations, and notice of or proof of reliance by the Buyer upon this Guaranty or acceptance of this Guaranty; the Obligations, and any of them shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty; and all dealings between any Seller and the Guarantor, on the one hand, and the Buyer, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Seller or the Guarantor with respect to the Obligations. The Guarantor hereby waives diligence; presentment; demand for payment or performance; filing of claims with any court in case of the insolvency, reorganization or bankruptcy of any Seller; protest or notice with respect to the Obligations or the amounts payable by the Seller thereunder; and all demands whatsoever; any fact, event or circumstance that might otherwise constitute a legal or equitable defense to or discharge of the Guarantor, including (but without typifying or limiting this waiver), failure by the Buyer to perfect a security interest in any collateral securing performance of any Obligation or to realize the value of any collateral or other assets which may be available to satisfy any Obligation and any delay by the Buyer in exercising any of its rights hereunder or against a Seller.

8. Guaranty Absolute and Unconditional. The Guarantor understands and agrees that this Guaranty shall be construed as a continuing, absolute and unconditional guarantee of the full and punctual payment and performance by the Seller of the Obligations and not of collectibility only and in no way conditioned upon any requirement that the Buyer first attempt to collect any of the obligations from the Seller without regard to (i) the validity, regularity or enforceability of the Repurchase Agreement, any of the Obligations, or any other collateral security therefor the Obligations or guarantee or right of offset with respect thereto at any time or from time to time held by the Buyer, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Seller against the Buyer, (iii) any defense by the Seller to the Obligations or the ownership of the Buyer in the Purchased Items or any subordination of any Lien on the

Purchased Items, or (iv) any other circumstance whatsoever (with or without notice to or knowledge of the Seller or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Seller from the Obligations, or of the Guarantor from this Guaranty, in bankruptcy or in any other instance. The Guarantor understands and agrees that this Guaranty shall be construed as a continuing, absolute and unconditional guarantee without regard to waiver, forbearance, compromise, release, settlement, the dissolution, liquidation, reorganization or other change regarding the Seller, or the Seller being the subject of any case or proceeding under any bankruptcy or other law for the protection of debtors or creditors, or any other action or matter that would release a guarantor. When pursuing its rights and remedies hereunder against the Guarantor, the Buyer may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Seller or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Buyer to pursue such other rights or remedies or to collect any payments from the Seller or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Seller or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Buyer against the Guarantor. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Buyer, and its successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantor under this Guaranty shall have been satisfied by payment in full and the Repurchase Agreement shall be terminated, notwithstanding that from time to time during the term of the Repurchase Agreement the Seller may be free from any Obligations and subject to the provisions of Section 9 hereof.

9. Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored, or returned by the Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Seller or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for any Seller or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

10. Events of Default. Each of the following events and occurrences shall constitute an Event of Default under this Guaranty:

(a) the Guarantor shall default in the payment of any amount required to be paid by it under the Guaranty; or

(b) any representation, warranty or certification made or deemed made herein or in any other Program Document by the Guarantor or any certificate furnished by the Guarantor to the Buyer pursuant to the provisions thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished; or

(c) the Guarantor shall fail to comply with Section 3(b)(ii) and Sections 3(b) (iv) – 3(b)(vii) of the Guaranty, and such default shall continue unremedied for a period of one (1) Business Day after the earlier of discovery of such failure by or notice of such failure to Guarantor; or

(d) the Guarantor shall fail to observe or perform any other agreement contained in the Guaranty or in any other Program Document, and such failure to observe or perform shall continue unremedied for a period of five (5) Business Days after the earlier of discovery of such failure by or notice of such failure to Guarantor; or

(e) a final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate (to the extent that it is, in the reasonable determination of the Buyer, uninsured and provided that any insurance or other credit posted in connection with an appeal shall not be deemed insurance for these purposes) shall be rendered against the Guarantor or any of its Subsidiaries by one or more courts, administrative tribunals or other bodies having jurisdiction over them and the same shall not be discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof and the Guarantor or any such Subsidiary shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

(f) the Guarantor shall admit in writing its inability to pay its debts as such debts become due; or

(g) the Guarantor or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate or other action for the purpose of effecting any of the foregoing; or

(h) a proceeding or case shall be commenced, without the application or consent of the Guarantor or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of, or taking possession by, a receiver, custodian, trustee, examiner, liquidator or the like of the Guarantor or any such Subsidiary or of all or any substantial part of its property, or (iii) similar relief in respect of the Guarantor or any such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days; or an order for relief against a Seller, the Guarantor or any such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

(i) (i) a Plan shall arise on the assets of the Guarantor, or (ii) the Guarantor or any of its Affiliates shall, or in the reasonable opinion of the Buyer is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan; or

(j) any Change of Control of the Guarantor shall have occurred without the prior consent of the Buyer; or

(k) the Buyer shall reasonably request, specifying the reasons for such request, information, and/or written responses to such requests, regarding the financial well-being of the Guarantor and such information and/or responses shall not have been provided within three (3) Business Days of such request; or

(l) the Guarantor shall default under, or fail to perform as required under, or shall otherwise materially breach the terms of any instrument, agreement or contract between the Guarantor, on the one hand, and the Buyer or any of the Buyer’s Affiliates on the other; or the Guarantor shall default under, or fail to perform as requested under, the terms of any repurchase agreement, loan and security agreement or similar credit facility or agreement for borrowed funds entered into by the Guarantor and any third party, which default or failure entitles any party to require acceleration or prepayment of any indebtedness thereunder; or

(m) the Guarantor shall fail to pay any money due under any other agreement, note, indenture or instrument evidencing, securing, guaranteeing or otherwise relating to indebtedness of the Guarantor for borrowed money in excess of $1,000,000, which failure to pay constitutes a default or event of default under any such agreement or indebtedness, or the Guarantor receives notice, or a Responsible Officer has knowledge, of any other default or event of default or other event which with the giving of notice or the passing of time or both would constitute a default or event of default under any such agreement or instrument, with respect to amounts due under such agreement or instrument, whether by acceleration or otherwise; or

(n) any other event shall occur with respect to the Guarantor which has had a Material Adverse Effect.

11. Payments. The Guarantor hereby guarantees that payments hereunder will be paid to the Buyer without set-off or counterclaim in Dollars in accordance with the wiring instructions of the Buyer.

12. Notices. All notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Guaranty) shall be given or made in writing (including without limitation by telex or telecopy) delivered to the intended recipient at the “Address for

Notices” specified below its name on the signature pages of the Repurchase Agreement); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such communications shall be deemed to have been duly given when transmitted by telex or telecopy or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

13. Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14. Integration. This Guaranty and the Repurchase Agreement represent the agreement of the Guarantor with respect to the subject matter hereof and thereof and there are no promises or representations by the Buyer relative to the subject matter hereof or thereof not reflected herein or therein.

15. Amendments in Writing; No Waiver; Cumulative Remedies.

(a) None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Buyer, provided that any provision of this Guaranty may be waived by the Buyer.

(b) The Buyer shall not by any act (except by a written instrument pursuant to Section 15(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Buyer, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Buyer of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Buyer would otherwise have on any future occasion.

(c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

16. Section Headings. The section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

17. Successors and Assigns. This Guaranty shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Buyer and its successors and assigns. This Guaranty may not be assigned by the Guarantor without the express written consent of the Buyer in its sole discretion and any attempt to assign or transfer this Guaranty without such consent shall be null and void and of no effect whatsoever. Buyer may assign the Guaranty at any time without the consent of the Guarantor.

18. Governing Law. This Guaranty shall be governed by New York law without reference to choice of law doctrine (but with reference to Sections 5-1401 and 5-1402 of the New York General Obligations Law, which by its terms applies to this Guaranty).

19. SUBMISSION TO JURISDICTION; WAIVERS. THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY AND THE REPURCHASE AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF, OR THE COURTS OF THE STATE OF NEW YORK, WITHIN THE COUNTY OF NEW YORK, IN THE EVENT THE FEDERAL COURT LACKS OR DECLINES JURISDICTION;

(B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE BUYER SHALL HAVE BEEN NOTIFIED; AND

(D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

20. WAIVER OF JURY TRIAL. EACH OF THE GUARANTOR AND THE BUYER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO

TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY THE REPURCHASE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

21. Termination. This Guaranty shall terminate upon the final payment in full of the Obligations and the termination of the Repurchase Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Guaranty to be duly executed and delivered by its duly authorized officers as of the day and year first above written.

TABERNA REALTY FINANCE TRUST

By:
Name:
Title:

Address for Notices:

1818 Market Street, 28th Floor Philadelphia, PA 19103 Attention: Jack Salmon Telecopier No.: (215) 861-7878 Telephone No.: (215) 861-7882

Guaranty